                                                                    EXHIBIT m(i)
                   AMENDED AND RESTATED SCHEDULE OF PORTFOLIOS

                               WITH RESPECT TO THE

                            SHAREHOLDER SERVICES PLAN

                                       FOR

                           ING VARIABLE PRODUCTS TRUST

                                 CLASS S SHARES

              PORTFOLIOS                          MAXIMUM SERVICE FEE
              ----------                          -------------------
ING VP Convertible Portfolio                             0.25%
ING VP Disciplined LargeCap Portfolio                    0.25%
ING VP Financial Services Portfolio                      0.25%
ING VP Growth Opportunities Portfolio                    0.25%
ING VP High Yield Bond Portfolio                         0.25%
ING VP International Value Portfolio                     0.25%
ING VP LargeCap Growth Portfolio                         0.25%
ING VP MagnaCap Portfolio                                0.25%
ING VP MidCap Opportunities Portfolio                    0.25%
ING VP Real Estate Portfolio                             0.25%
ING VP SmallCap Opportunities Portfolio                  0.25%